Exhibit 3.2

BYLAWS

OF

CALISTOGA MERGER CORP.
(A DELAWARE CORPORATION)

BYLAWS
OF

CALISTOGA MERGER CORP.
(a Delaware corporation)

ARTICLE I
OFFICES

Section 1.                                          Registered Office.  The registered office of Calistoga Merger Corp. (the “Company”) in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.                                          Other Offices.  The Company shall also have and maintain an office or principal place of business at such place as may be fixed by its Board of Directors of the Company (the “Board”) and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Company may require.

ARTICLE II
CORPORATE SEAL

Section 3.                                          Corporate Seal.  The Board may adopt a corporate seal.  The corporate seal shall consist of a die bearing the name of the Company and the inscription, “Corporate Seal-Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III
STOCKHOLDERS’ MEETINGS

Section 4.                                          Place of Meetings.  Meetings of the stockholders of the Company may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board.  The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “DGCL”).

Section 5.                                          Annual Meeting.  The annual meeting of the stockholders of the Company, for the purpose of election of directors and for such other business as may lawfully come before it, may be held at such place, on such date and such time, as the Board shall fix.  Nominations of persons for election to the Board and proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting of stockholders, or (ii) by or at the direction of the Board.

Section 6.                                          Special Meetings.  Special meetings of the stockholders of the Company may be called, for any purpose or purposes, by (i) the Chairman of the Board, if any, (ii) the President or the Chief Executive Officer, (iii) the Board pursuant to a resolution adopted by a majority of the total number of directors then in office, or (iv) by the holders of stock entitled to cast not less than twenty percent (20%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board shall fix.

Section 7.                                          Notice of Meetings.  Except as otherwise provided by the DGCL, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company.  Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or waived by electronic transmission by such person, either before or after such meeting, and will be waived by any such person by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any such person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.  Any notice by electronic transmission shall be subject to Section 232 of the DGCL.

Section 8.                                          Quorum.  At all meetings of stockholders, except where otherwise provided by the DGCL, the Certificate of Incorporation of the Company, as amended and restated from time to time (the “Certificate of Incorporation”), or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized and executed, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of any business.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the person who is the chair of the meeting or by the vote of the holders of a majority of the shares present or represented thereat, but no other business shall be transacted at such meeting until a quorum shall be present.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes or series is required, except where otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter, and the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting shall be the act of such class or classes or series.

Section 9.                                          Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the person who is the chair of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy.  When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.                                   Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock ledger of the Company on the record date, as determined by the process described in Section 37 of these Bylaws, shall be entitled to vote at any meeting of stockholders.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall have the right to do so either in person, by remote communication, if applicable, or may authorize an agent or agents to act for such stockholder by proxy granted in accordance with the DGCL.  An agent so appointed need not be a stockholder.  No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 11.                                   List of Stockholders.  The Secretary of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in these Bylaws shall require the Company to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that, the information required to gain access to such list is provided in the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company.  In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  The list shall be open to examination of any stockholder during the time of the meeting as provided by the DGCL.

Section 12.                                   Joint Owners of Stock.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Company is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:  (a) if only one (1) votes, such person’s act binds all; (b) if more than one (1) vote, the act of the majority so voting binds all; (c) if more than one (1) vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL.  If the instrument so filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Bylaw shall be a majority or even split in interest.

Section 13.                                   Action Without Meeting.

(a)                                 Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic mail, fax, telegram, cablegram or other electronic transmission (hereinafter “electronic transmission”), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b)                                 Every written consent or electronic transmission under this Bylaw shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Company in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c)                                  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents or electronic transmissions signed by a sufficient number of stockholders to take action were delivered to the Company as provided in Section 228(c) of the DGCL.

(d)                                 An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Bylaw, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder, proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  Consents given by electronic transmission shall be deemed to have been delivered when sent to the email address of either the sender of the request for consent or to the address specified in the message to which the request for consent was attached.  Delivery made to the Company’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board.

(e)                                  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 14.                                   Organization.  At every meeting of stockholders, the Chairman of the Board, or if the Chairman of the Board is not appointed by the Board or is absent, the President or the Chief Executive Officer, or if the President or the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority of the stockholders entitled to vote, present in person, by remote communication, if applicable or represented by duly authorized and executed proxy, shall preside over the meeting and act as chairman.  The Secretary, or, in his or her absence, any designee of the Secretary, shall act as secretary of the meeting.

ARTICLE IV
DIRECTORS

Section 15.                                   Number and Term of Office.  The authorized number of directors of the Company shall be fixed from time to time by resolution of the Board.  Directors need not be stockholders unless so required by the Certificate of Incorporation.  If for any cause, the directors shall not have been elected at an annual meeting or by written consent as provided in the DGCL, they may be elected as soon thereafter as convenient.

Section 16.                                   Powers.  The powers of the Company shall be exercised, its business conducted and its property controlled by the Board, except as may be otherwise provided by the DGCL or by the Certificate of Incorporation.

Section 17.                                   Term of Directors.  Directors shall be elected at each annual meeting of stockholders or by written consent as provided in the DGCL for a term of one (1) year or until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification, removal or other causes resulting in a vacancy or vacancies on the Board.  Each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 18.                                   Vacancies.  Unless otherwise provided in the Certificate of Incorporation, any vacancies on the directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum of the directors, or by a sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.  A vacancy in the directors shall be deemed to exist under this Bylaw in the case of the death, resignation, disqualification, removal or other causes resulting in such vacancy.

Section 19.                                   Resignation.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Secretary of the Company, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board.  If no such specification is made, it shall be deemed effective at the pleasure of the Board.  Unless otherwise provided in the Certificate of Incorporation, when one (1) or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until such successor shall have been duly elected and qualified.

Section 20.                                   Removal.  Subject to any limitations imposed by applicable law, the entire Board or any director may be removed at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of seventy-five percent (75%) of the voting power of all then-outstanding shares of capital stock of the Company, entitled to vote generally at an election of directors.

Section 21.                                   Meetings.

(a)                                 Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may be held at any time or date and at any place within or without the State of Delaware designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means.  No further notice shall be required for a regular meeting of the Board.

(b)                                 Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, if any, the President or the Chief Executive Officer, the Secretary or any two (2) directors (of if there is only one director, by the sole director).

(c)                                  Meetings by Electronic Communications Equipment.  Any member of the Board, or of any committee designated by the Board in accordance with Section 25 of these Bylaws, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)                                 Notice of Special Meetings.  Notice of the time and place of all special meetings of the Board shall be made either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means at least twelve (12) hours before the date and time of the special meeting.  If such notice is sent by United States mail, it shall be sent by first class mail, postage prepaid at least two (2) days before the date of the special meeting.  Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the special meeting and will be waived by any director by attendance thereat in person, by conference telephone or other remote communication, if applicable, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)                                  Waiver of Notice.  The transaction of any business at any meeting of the Board, or any committee designated by the Board in accordance with Section 25 of these Bylaws, however called or noticed, or wherever held, shall be as valid as though the meeting was duly held after proper call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present who did not receive any call or notice shall sign a written waiver of notice or shall waive notice by electronic transmission.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting of the Board.

Section 22.                                   Quorum and Voting.

(a)                                 Unless the Certificate of Incorporation requires a greater number, a quorum of the Board shall consist of a majority of the directors then in office; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the date and time fixed for the next regular meeting of the Board without any notice other than by announcement at the meeting.

(b)                                 At each meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by the DGCL or the Certificate of Incorporation.

Section 23.                                   Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24.                                   Fees and Compensation.  Directors shall be entitled to compensation for their services as may be approved by the Board by resolution of the Board, including, if so approved, a fixed sum and expenses of attendance, if any, at each regular or special meeting of the Board and at any meeting of a committee of the Board.  Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25.                                   Committees.

(a)                                 Appointment.  The Board may, from time to time, appoint such committees as may be permitted by the DGCL.  Such committees appointed by the Board shall consist of one (1) or more members of the Board and shall have such powers and perform such duties as may be permitted by the DGCL or prescribed by the resolution or resolutions of the Board creating such committees, but in no event shall any such committee have the powers or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Company.

(b)                                 Term.  The Board, subject to the foregoing provisions of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of such committee member’s death, voluntary resignation or removal from the committee or from the Board.  The Board may at any time for any reason remove any individual committee member, and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c)                                  Meetings.  Unless the Board shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Bylaw may be held at any time and place within or without the State of Delaware as determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee in the manner provided in these Bylaws for the giving of notice to the members of the Board, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided in these Bylaws for the giving of notice to members of the Board of the time and place of special meetings of the Board.  Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the special meeting and will be waived by any director by attendance thereat in person, by conference telephone or other remote communication, if applicable, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless otherwise provided by the Board in the resolution or resolutions authorizing the creation of the committee, a majority of the number of members of any such committee then serving, shall constitute a quorum for the transaction of business of the committee, and the act of a majority of those present at any committee meeting at which a quorum is present shall be the act of such committee.

Section 26.                                   Organization.  At every meeting of the directors, the President or the Chief Executive Officer, or if the President or the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting and act as the chairman.  The Secretary, or in his or her absence, any designee of the Secretary, shall act as secretary of the meeting.

ARTICLE V
OFFICERS

Section 27.                                   Officers Designated.

(a)                                 General.  The officers of the Company shall include, if and when designated by the Board, the President or the Chief Executive Officer, the Vice President — Finance, the Secretary and any other officer duly appointed by the Board, all of whom shall be elected at the annual organizational meeting of the Board.  The Board may also appoint a President or the Chief Executive Officer, one (1) or more Vice Presidents, an Assistant Secretary, a Controller, a Vice President - Finance and such other officers and agents with such powers and duties as it shall deem necessary or appropriate.  The Board may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by the Certificate of Incorporation or the DGCL.  The salaries and other compensation of the officers of the Company shall be fixed by or in the manner designated by the Board.  Any officers serving may appoint such subordinate officers as they deem necessary or desirable.

Section 28.                                   Tenure and Duties of Officers.  All officers of the Company shall hold office at the pleasure of the Board until their successors shall have been duly elected and qualified until such officers’ earlier death, resignation or removal.  Any officer elected or appointed by the Board may be removed at any time by the Board.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.  The officers of the Company shall have such powers and duties as may be prescribed by the Board.

(a)                                 Chairman of the Board.  The Chairman of the Board, if chosen by the Board in accordance with these Bylaws and when present, shall preside at all meetings of the stockholders and the Board.  The Chairman of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(b)                                 President or the Chief Executive Officer.  The President or the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present.  The President or the Chief Executive Officer shall perform other duties commonly incident to those offices and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(c)                                  Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Company.  The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice.  The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.  The President or the Chief Executive Officer may direct any officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President or the Chief Executive Officer shall designate from time to time.

(d)                                 Vice President — Finance.  The Vice President — Finance shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board, the President or the Chief Executive Officer.  The Vice President — Finance, subject to the order of the Board, shall have the custody of all funds and securities of the Company.  The Vice President — Finance shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board, the President or the Chief Executive Officer shall designate from time to time.  The President or the Chief Executive Officer may direct any officer to assume and perform the duties of the Vice President — Finance in the absence of the Vice President — Finance, and each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the President or the Chief Executive Officer shall designate from time to time.

Section 29.                                   Delegation of Authority.  The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30.                                   Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board, the President or the Chief Executive Officer or to the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the Company under any contract with the resigning officer.

Section 31.                                   Removal.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the Board in office at the time, or by the unanimous written consent of the Board in office at the time, or by any committee or superior officer upon whom such power of removal may have been conferred by the Board.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE COMPANY

Section 32.                                   Execution of Corporate Instruments.  The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Company any corporate instrument, certificate or document, or to sign on behalf of the Company the corporate name without limitation, or to enter into contracts and agreements on behalf of the Company, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Company.  All checks and drafts drawn on banks or other depositaries on funds to the credit of the Company or in special accounts of the Company shall be signed by such person or persons as the Board shall authorize so to do.  Unless expressly authorized or ratified by the Board in a resolution of the Board or within the agency power of an officer or director authorized or ratified by the Board, no officer, director, agent, employee or any other person shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33.                                   Voting of Securities Owned by the Company.  All stock and other securities of other corporations owned or held by the Company for itself, or for other persons in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of such authorization, by the President or the Chief Executive Officer.

ARTICLE VII
SHARES OF STOCK

Section 34.                                   Form and Execution of Stock Certificates.  Certificates for the shares of stock of the Company shall be in such form as is consistent with the Certificate of Incorporation and the DGCL.  Every holder of stock in the Company shall be entitled to have a stock certificate signed by, or in the name of the Company by the President or the Chief Executive Officer and the Secretary, representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.  Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Bylaw or otherwise required by law or with respect to this Bylaw a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 35.                                   Lost, Stolen or Destroyed Certificates.  A new certificate or certificates of the Company’s stock shall be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed.  The Company may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Company in such manner as it shall require or to give the Company a bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of new certificate or certificates.

Section 36.                                   Transfers.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Company shall be made only on the stock ledger of the Company by the registered holder thereof, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.  The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the

Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 37.                                   Fixing Record Dates.

(a)                                 In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, subject to the DGCL, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)                                 In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Company, request the Board to fix a record date.  The Board shall promptly, but in any event within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Company’s registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)                                  In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 38.                                   Registered Stockholders.  The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the Company’s stock entitled to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VIII
OTHER SECURITIES OF THE COMPANY

Section 39.                                   Execution of Other Securities.  All bonds, debentures, notes and other corporate securities of the Company, other than stock certificates (covered in ARTICLE VII), may be signed by the President or the Chief Executive Officer, or such other person as may be authorized by the Board, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or the Vice President — Finance; provided, however, that where any such bond, debenture, note or other corporate security shall be authenticated by the manual signature, or where permissible, facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture, note or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture, note or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture, note or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Secretary or the Vice President — Finance or such other person as may be authorized by the Board, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture, note or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture, note or other corporate security so signed or attested shall have been delivered, such bond, debenture, note or other corporate security nevertheless may be adopted by the Company and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Company.

ARTICLE IX
DIVIDENDS

Section 40.                                   Declaration of Dividends.  Dividends upon the capital stock of the Company, subject to the restrictions contained in the Certificate of Incorporation and the DGCL, if any, may be declared by the Board pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 41.                                   Dividend Reserve.  Before payment of any dividend, there may be set apart out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interests of the Company, and the Board may modify or abolish any such reserve.

ARTICLE X
FISCAL YEAR

Section 42.                                   Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the Board.

ARTICLE XI
INDEMNIFICATION

Section 43.                                   Right to Indemnification.

(a)                                 Except as set forth in Section 43(d), a director of this Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Company Law of the State of Delaware as the same exists or may hereafter be amended.  Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

(b)                                 Except as set forth in Section 43(d), the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company, or has or had agreed to become a director of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees and expenses, judgments, fines, amounts to be paid in settlement and excise payments or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”)) reasonably incurred by such Covered Person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the preceding sentence, except as otherwise provided in this Section 43, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. The Company may, by the action of the Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

(c)                                  Except as set forth in Section 43(d), the Company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees and expenses) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 43 or otherwise. The rights contained in this clause (C) shall inure to the benefit of a Covered Person’s heirs, executors and administrators.

(d)                                 The Company will have no obligation to indemnify or advance funds to any Covered Person with respect to (1) any action related to an indemnification claim made by the

Company or an affiliate of the Company (an “Indemnified Party”) under an agreement pursuant to which such Covered Person has agreed to indemnify such Indemnified Party of (2) payments that such officer or director is required to pay pursuant to any agreement.

(e)                                  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 43 is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim.  In any such action the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(f)                                   The rights conferred on any Covered Person by this Section 43 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws or the Certificate of Incorporation of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

(g)                                 The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such individual or entity against such expense, liability or loss under the General Company Law of the State of Delaware.

(h)                                 The Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person is entitled to collect and is collectible as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

(i)                                    Any repeal or modification of the foregoing provisions of this Section 6.9 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

(j)                                    This Section 43 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons, to a greater extent or in an manner otherwise different than provided for in this Section 43 when and as authorized by appropriate corporate action.

(k)                                 If this Section 43 or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify each Covered Person entitled to indemnification under clause (B) of this Section 43 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Covered Person and for which indemnification is available to such Covered Person pursuant to this Section 43 to the fullest extent permitted by any applicable portion of this Section 43 that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XII
NOTICES

Section 44.                                   Notices.

(a)                                 Notice to Stockholders.  Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein.  Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex, or by electronic mail or other electronic means.

(b)                                 Notice to Directors.  Any notice required to be given to any director may be given by any method stated in subsection (a) of this Section 44, or, as applicable, as provided for in subsection (d) of Section 21 of these Bylaws. If such notice is delivered pursuant to these Bylaws, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)                                  Affidavit of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the Company or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)                                 Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)                                  Notice to Person with Whom Communication Is Unlawful.  Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Company, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Company is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XIII
AMENDMENTS

Section 45.                                   Amendments.  The Board is expressly empowered to adopt, amend or repeal any Bylaw of the Company.  The stockholders shall also have power to adopt, amend or repeal any Bylaw of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by the DGCL or by the Certificate of

Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class or series, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

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